Exhibit 99
VIACOM REPORTS STRONG THIRD QUARTER RESULTS
Company Delivers Improved Financial Performance as Management Continues to Execute on Strategic Plan

Quarterly Revenues Rose 8%, with Continued Gains in Filmed Entertainment and Media Networks

Year-to-Date Net Cash Provided by Operating Activities Increased to $653 Million, Up $253 Million; Operating Free Cash Flow Grew to $548 Million, Up $228 Million
NEW YORK, August 3, 2017 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the third quarter of fiscal 2017 ended June 30, 2017.
Bob Bakish, President and Chief Executive Officer, said, "In the third quarter, Viacom strengthened its top line, with growth in advertising and affiliate revenues and gains across its Filmed Entertainment segment, while continuing to execute on a strategic plan to reinvigorate our brands, break down silos, deepen our relationships with business partners and reposition Paramount for the future.
"Among other recent successes, the Company entered into an unprecedented distribution and data partnership with Altice USA, secured a significant cross-platform talent agreement with award-winning writer, director and actor Tyler Perry and recorded quarterly year-over-year ratings growth across our Media Networks portfolio, with strong momentum at our flagship networks, including MTV. We also further delevered our balance sheet by redeeming over $1 billion of outstanding debt and completing the sale of our substantial interest in EPIX.
"Every day we are working hard to reinvent Viacom and revitalize its brands for the future, and the early, tangible results are encouraging. There remains much work to be done, but we will continue to build on this progress for our shareholders, partners and fans."
FISCAL YEAR 2017 RESULTS

(in millions, except per share amounts)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2017	2016	2017 vs. 2016	2017	2016	2017 vs. 2016

GAAP
Revenues	$3,364	$3,107	8%	$9,944	$9,262	7%
Operating income	746	769	(3)	1,784	2,194	(19)
Net earnings from continuing operations attributable to Viacom	680	432	57	1,197	1,184	1
Diluted EPS from continuing operations	1.69	1.09	55	2.99	2.98	—

Non-GAAP*
Adjusted operating income	$805	$769	5%	$2,165	$2,194	(1)%
Adjusted net earnings from continuing operations attributable to Viacom	471	419	12	1,201	1,192	1
Adjusted diluted EPS from continuing operations	1.17	1.05	11	3.00	3.00	—

* Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Revenues in the third fiscal quarter increased 8%, or $257 million, to $3.36 billion, reflecting growth across Filmed Entertainment and Media Networks segments. Operating income declined 3% to $746 million, reflecting restructuring and programming charges of $59 million, principally resulting from the execution of strategic initiatives at Paramount. Adjusted operating income rose 5% to $805 million in the quarter. Net earnings from continuing operations attributable to Viacom grew 57%, or $248 million, to $680 million in the quarter, principally due to the gain on the sale of the Company's investment in EPIX. Adjusted net earnings from continuing operations attributable to Viacom grew 12%, or $52 million, to $471 million, driven by the increase in tax-effected adjusted operating income. Diluted earnings per share for the quarter increased $0.60 to $1.69, and adjusted diluted earnings per share increased $0.12 to $1.17.
MEDIA NETWORKS
Media Networks revenues grew 2% to $2.56 billion in the quarter, with affiliate revenues up 4% to $1.19 billion and advertising revenues up 2% to $1.24 billion. Domestic revenues were substantially flat at $2.04 billion, and international revenues increased 8% to $522 million. Excluding foreign exchange, which had a 5-percentage point unfavorable impact, international revenues increased 13% in the quarter, primarily driven by the acquisition of Telefe.
Domestic affiliate revenues increased 4% to $1.01 billion, principally reflecting higher revenues from SVOD and other OTT agreements, as well as rate increases, partially offset by a decline in subscribers. International affiliate revenues increased 1% to $178 million.
Domestic advertising revenues declined 2% to $955 million, reflecting higher pricing, more than offset by lower impressions. International advertising revenues grew 14% to $280 million in the quarter.
Ancillary revenues decreased 9% to $135 million in the quarter. Domestic ancillary revenues fell 17% to $71 million, while international ancillary revenues grew 2% to $64 million.
Adjusted operating income for Media Networks was substantially flat at $870 million in the quarter, primarily reflecting the increase in revenues offset by an increase in operating and SG&A expenses.
Performance highlights:

•
The Company secured a groundbreaking partnership with Altice USA, which ensures continued distribution of Viacom's premiere networks in the Cablevision system, returns Viacom programming to Suddenlink customers, expands next-generation branded content offerings for viewers and leverages our industry-leading advertising products across multiple platforms and screens.

•
Viacom entered a multi-year talent agreement with Tyler Perry that encompasses television, film, short-form and digital video. The partnership will bring Perry's signature brand of storytelling to Viacom's audiences.

•
Sequential quarterly improvement in domestic ad sales revenues and momentum from the U.S. upfront indicate that the Company's flagship brand strategy and renewed commitment to partnerships are resonating.

•
Under six months of new leadership, MTV recorded year-over-year ratings growth in June for the first time since 2011, and claimed four of the top 30 cable series in the quarter, including a rebooted Fear Factor - the network's highest rated new series in the last two years.

•	BET experienced its strongest June year-over-year ratings growth in four years, and July was the network's second consecutive month of year-over-year growth.

•
Comedy Central's The Daily Show with Trevor Noah continued its ratings climb as cable's number-one daily late night talk show with millennials, recording its highest-rated and most-watched quarter ever.

•
Nickelodeon continued to dominate the ratings in its major demographics, with 9 of the top 10 shows for kids 2-11 and four of the top five shows for kids 2-5. It grew year-over-year ratings by 5% and has remained the number-one kids network for eight consecutive quarters.

•
Revenue weighted share for VIMN’s portfolio of flagship brands increased 6% internationally, while Channel 5 outperformed the market and grew share for a sixth straight quarter. The successful integration of Telefe continued as the network maintained its strong market leadership in Argentina.

FILMED ENTERTAINMENT
Filmed Entertainment revenues grew 36% to $847 million, reflecting continued increases across all revenue streams. Domestic revenues rose 19% to $388 million in the quarter, while international revenues increased 56% to $459 million.
Theatrical revenues increased 189% to $263 million, with revenues from current quarter releases up 199% compared to revenues from releases in the third quarter of fiscal 2016. The growth in theatrical revenues was primarily driven by the release of Transformers: The Last Knight. Domestic theatrical revenues rose 85%, while international theatrical revenues increased 296%.
Licensing revenues rose 1% to $300 million in the quarter. Domestic licensing revenues decreased 9% due to the mix of titles available in the pay-TV window, while international licensing revenues grew 7%, reflecting higher revenues from arrangements with SVOD distributors.
Home entertainment revenues increased 14% to $218 million, primarily reflecting catalog distribution revenues, as domestic and international revenues increased 6% and 33%, respectively.
Ancillary revenues grew 61% to $66 million. Domestic ancillary revenues increased 77% in the quarter, while international ancillary revenues rose 10%.
Filmed Entertainment reported adjusted operating income of $9 million in the quarter compared to an adjusted operating loss of $26 million in the prior year quarter, an improvement of $35 million. The improvement principally reflected the various revenue increases, partially offset by higher operating expenses.
Performance highlights:

•
In June, Paramount announced the establishment of Paramount Players, a new production division that will develop, produce and market feature films in collaboration with Viacom's flagship brands. AwesomenessTV founder Brian Robbins will lead the division as President.

•
The studio recently named accomplished filmmaker and producer Mireille Soria as President of Paramount Animation to oversee the group's operations and work with Viacom's teams to guide the creative development and production of its animated feature slate.

•	Transformers: The Last Knight opened to number one in the U.S. and in 53 markets internationally, including China.

•
Paramount TV continued to strengthen its portfolio, with 16 shows ordered to production and over 50 projects in development. Remaining fiscal 2017 releases include new seasons of Shooter, Berlin Station and Nickelodeon's School of Rock, which was recently nominated for a Primetime Emmy for Outstanding Children's Program.

BALANCE SHEET AND LIQUIDITY
In the quarter, the Company continued to implement its plan to strengthen its balance sheet, reduce leverage and enhance liquidity, redeeming over $1.0 billion of senior notes and debentures, and executing on the sale of our stake in EPIX. At June 30, 2017, total debt outstanding was $11.17 billion, compared with $11.91 billion at September 30, 2016.
The Company’s cash balance was $425 million at June 30, 2017, an increase from $379 million at September 30, 2016. In the nine months, net cash provided by operating activities increased $253 million, or 63%, to $653 million, free cash flow increased $195 million, or 61%, to $515 million and operating free cash flow increased $228 million, or 71%, to $548 million.

About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Logo, Nicktoons, TeenNick, Channel 5 (UK), Telefe (Argentina) and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment. Paramount Television develops, finances and produces programming for television and other platforms.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of recent changes in management and our board of directors; the ability of our recently-announced strategic initiatives to achieve their operating objectives; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig Vice President, Corporate Communications and Corporate Affairs (212) 846-7503 jeremy.zweig@viacom.com Alex Rindler Senior Manager, Corporate Communications (212) 846-4337 alex.rindler@viacom.com	James Bombassei Senior Vice President, Investor Relations (212) 258-6377 james.bombassei@viacom.com Kareem Chin Vice President, Investor Relations (212) 846-6305 kareem.chin@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2017	2016	2017	2016

Revenues	$3,364	$3,107	$9,944	$9,262
Expenses:
Operating	1,788	1,575	5,551	4,822
Selling, general and administrative	756	708	2,205	2,080
Depreciation and amortization	53	55	167	166
Restructuring	21	—	237	—
Total expenses	2,618	2,338	8,160	7,068
Operating income	746	769	1,784	2,194
Interest expense, net	(155)	(156)	(469)	(466)
Equity in net earnings of investee companies	47	19	78	85
Gain on sale of EPIX	285	—	285	—
Gain/(loss) on extinguishment of debt	16	—	(20)	—
Other items, net	(18)	3	(17)	(1)
Earnings from continuing operations before provision for income taxes	921	635	1,641	1,812
Provision for income taxes	(233)	(195)	(417)	(602)
Net earnings from continuing operations	688	440	1,224	1,210
Discontinued operations, net of tax	3	—	3	—
Net earnings (Viacom and noncontrolling interests)	691	440	1,227	1,210
Net earnings attributable to noncontrolling interests	(8)	(8)	(27)	(26)
Net earnings attributable to Viacom	$683	$432	$1,200	$1,184
Amounts attributable to Viacom:
Net earnings from continuing operations	$680	$432	$1,197	$1,184
Discontinued operations, net of tax	3	—	3	—
Net earnings attributable to Viacom	$683	$432	$1,200	$1,184
Basic earnings per share attributable to Viacom:
Continuing operations	$1.69	$1.09	$3.00	$2.99
Discontinued operations	0.01	—	0.01	—
Net earnings	$1.70	$1.09	$3.01	$2.99
Diluted earnings per share attributable to Viacom:
Continuing operations	$1.69	$1.09	$2.99	$2.98
Discontinued operations	0.01	—	0.01	—
Net earnings	$1.70	$1.09	$3.00	$2.98
Weighted average number of common shares outstanding:
Basic	402.0	396.5	399.1	396.4
Diluted	402.6	398.0	400.0	397.9
Dividends declared per share of Class A and Class B common stock	$0.20	$0.40	$0.60	$1.20

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	June 30, 2017	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$425	$379
Receivables, net	3,302	2,712
Inventory, net	930	844
Prepaid and other assets	477	587
Total current assets	5,134	4,522
Property and equipment, net	955	932
Inventory, net	4,074	4,032
Goodwill	11,648	11,400
Intangibles, net	325	315
Other assets	990	1,307
Total assets	$23,126	$22,508

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$325	$453
Accrued expenses	878	773
Participants' share and residuals	848	801
Program obligations	746	692
Deferred revenue	406	419
Current portion of debt	70	17
Other liabilities	523	517
Total current liabilities	3,796	3,672
Noncurrent portion of debt	11,103	11,896
Participants' share and residuals	370	358
Program obligations	468	311
Deferred tax liabilities, net	337	381
Other liabilities	1,381	1,349
Redeemable noncontrolling interest	209	211
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 49.4 and 49.4 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 353.0 and 347.6 outstanding, respectively	—	—
Additional paid-in capital	10,108	10,139
Treasury stock, 393.8 and 399.4 common shares held in treasury, respectively	(20,591)	(20,798)
Retained earnings	16,589	15,628
Accumulated other comprehensive loss	(697)	(692)
Total Viacom stockholders' equity	5,409	4,277
Noncontrolling interests	53	53
Total equity	5,462	4,330
Total liabilities and equity	$23,126	$22,508

VIACOM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in millions)	2017	2016
OPERATING ACTIVITIES
Net earnings (Viacom and noncontrolling interests)	$1,227	$1,210
Discontinued operations, net of tax	(3)	—
Net earnings from continuing operations	1,224	1,210
Reconciling items:
Depreciation and amortization	167	166
Feature film and program amortization	3,475	3,253
Equity-based compensation	52	71
Equity in net earnings and distributions from investee companies	(11)	(81)
Gain on sale of EPIX	(285)	—
Deferred income taxes	(118)	470
Operating assets and liabilities, net of acquisitions:
Receivables	(504)	(137)
Production and programming	(3,252)	(3,915)
Accounts payable and other current liabilities	(139)	(482)
Other, net	44	(155)
Net cash provided by operating activities	653	400

INVESTING ACTIVITIES
Acquisitions and investments, net	(358)	(59)
Capital expenditures	(139)	(80)
Proceeds received from sale of EPIX	593	—
Proceeds received from grantor trusts	52	—
Sale of marketable securities	108	—
Net cash provided by/(used in) investing activities	256	(139)

FINANCING ACTIVITIES
Borrowings	2,569	—
Debt repayments	(3,300)	(368)
Commercial paper	—	453
Purchase of treasury stock	—	(100)
Dividends paid	(239)	(476)
Excess tax benefits on equity-based compensation awards	1	—
Exercise of stock options	172	10
Other, net	(64)	(64)
Net cash flow used in financing activities	(861)	(545)
Effect of exchange rate changes on cash and cash equivalents	(2)	(30)
Net change in cash and cash equivalents	46	(314)
Cash and cash equivalents at beginning of period	379	506
Cash and cash equivalents at end of period	$425	$192

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and nine months ended June 30, 2017 and 2016 to adjusted results that exclude the impact of certain items identified as affecting comparability. We use consolidated adjusted operating income, adjusted earnings from continuing operations before provision for income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before provision for income taxes, provision for income taxes, net earnings from continuing operations attributable to Viacom and diluted EPS from continuing operations as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended June 30, 2017
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$746	$921	$233	$680	$1.69
Factors Affecting Comparability:
Restructuring and programming charges (2)	59	59	21	38	0.09
Gain on extinguishment of debt (3)	—	(16)	(5)	(11)	(0.03)
Gain on sale of EPIX (4)	—	(285)	(96)	(189)	(0.47)
Investment impairment (5)	—	10	4	6	0.01
Discrete tax benefit (6)	—	—	53	(53)	(0.12)
Adjusted results (Non-GAAP)	$805	$689	$210	$471	$1.17

	Nine Months Ended June 30, 2017
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$1,784	$1,641	$417	$1,197	$2.99
Factors Affecting Comparability:
Restructuring and programming charges (2)	381	381	135	246	0.62
Loss on extinguishment of debt (3)	—	20	7	13	0.03
Gain on sale of EPIX (4)	—	(285)	(96)	(189)	(0.47)
Investment impairment (5)	—	10	4	6	0.02
Discrete tax benefit (6)	—	—	72	(72)	(0.19)
Adjusted results (Non-GAAP)	$2,165	$1,767	$539	$1,201	$3.00

	Quarter Ended June 30, 2016
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$769	$635	$195	$432	$1.09
Factors Affecting Comparability:
Discrete tax benefit (6)	—	—	13	(13)	(0.04)
Adjusted results (Non-GAAP)	$769	$635	$208	$419	$1.05

	Nine Months Ended June 30, 2016
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$2,194	$1,812	$602	$1,184	$2.98
Factors Affecting Comparability:
Discrete tax expense (7)	—	—	(8)	8	0.02
Adjusted results (Non-GAAP)	$2,194	$1,812	$594	$1,192	$3.00

(1) The tax impact has been calculated by applying the tax rates applicable to the adjustments presented.
(2) We recognized pre-tax restructuring and programming charges of $59 million and $381 million in the quarter and nine months ended June 30, 2017, respectively, resulting from the execution of our flagship brand strategy and strategic initiatives at Paramount. The charges include severance charges of $14 million and $212 million in the quarter and nine months, respectively, a non-cash intangible asset impairment charge of $18 million in the nine months resulting from the decision to abandon an international trade name, programming charges of $38 million and $144 million in the quarter and nine months, respectively, associated with management’s decision to cease use of certain original and acquired programming and $7 million of other exit activities in the quarter and nine months.
(3) We redeemed senior notes and debentures totaling $3.3 billion in the nine months ended June 30, 2017, of which $1.0 billion was redeemed in the quarter ended June 30, 2017. As a result of these transactions, we recognized a pre-tax extinguishment gain of $16 million in the quarter ended June 30, 2017 and a pre-tax extinguishment loss of $20 million in the nine months ended June 30, 2017.
(4) During the quarter ended June 30, 2017, we completed the sale of our 49.76% interest in EPIX, resulting in a gain of $285 million.
(5) During the quarter ended June 30, 2017, we recognized an impairment loss to write-down a cost method investment.
(6) The net discrete tax benefit in the quarter ended June 30, 2017 was principally related to the reversal of a valuation allowance on capital loss carryforwards in connection with the sale of our investment in EPIX and the release of tax reserves with respect to certain effectively settled tax positions. In addition to the items in the quarter, the net discrete tax benefit in the nine months ended June 30, 2017 included the reversal of valuation allowances on net operating losses upon receipt of a favorable tax authority ruling. The net discrete tax benefit in the quarter ended June 30, 2016 was principally related to the release of tax reserves upon the remeasurement of excess foreign tax credits associated with the reorganization of certain non-U.S. subsidiaries in the fourth quarter of 2015.
(7) The net discrete tax expense in the nine months ended June 30, 2016 was principally related to a reduction in qualified production activity tax benefits as a result of retroactively reenacted legislation, partially offset by reserve releases.

The following table includes a reconciliation of net cash provided by operating activities (GAAP) to free cash flow and operating free cash flow (non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures, plus excess tax benefits from equity-based compensation awards (actual tax deductions in excess of amounts previously recognized, which is included within financing activities in the statement of cash flows), as applicable. We define operating free cash flow as free cash flow, excluding the impact of the cash premium on the extinguishment of debt, as applicable. Free cash flow and operating free cash flow are non-GAAP measures. Management believes the use of these measures provides investors with an important perspective on, in the case of free cash flow, our liquidity, including our ability to service debt and make investments in our businesses, and, in the case of operating free cash flow, our liquidity from ongoing activities.

Reconciliation of net cash provided by operating activities to free cash flow and operating free cash flow (in millions)	Quarter Ended June 30,		Better/ (Worse)	Nine Months Ended June 30,		Better/ (Worse)
	2017	2016		$2017	2016	$
Net cash provided by operating activities (GAAP)	$248	$116	$132	$653	$400	$253
Capital expenditures	(44)	(26)	(18)	(139)	(80)	(59)
Excess tax benefits	1	—	1	1	—	1
Free cash flow (Non-GAAP)	205	90	115	515	320	195
Debt retirement premium	—	—	—	33	—	33
Operating free cash flow (Non-GAAP)	$205	$90	$115	$548	$320	$228